Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Susan Firey 717.975.3886 sfirey@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS THIRD QUARTER 2017 RESULTS

•	Quarterly Revenues Increased 5 Percent Compared with the Prior-Year Quarter

•	Q3 GAAP Operating Income of $34 Million, Including $4.6 Million Bad Debt Expense and an Anticipated Asset Sale Gain of $3.8 Million

•	Q3 Operating Income Excluding the Bad Debt Expense was $39 Million, Exceeding Harsco's Guidance Range Due Mainly to Strong Performance in Metals & Minerals and Rail

•	Full-Year GAAP Operating Income Expected to be Between $132 Million and $137 Million as Compared with Prior Range of $125 Million to $140 Million

•	Full-Year Adjusted Operating Income Increased; Guidance Range is Between $137 Million and $142 Million as Compared with Prior Range of $125 Million to $140 Million

•	2017 Free Cash Flow Now Expected to be Between $85 Million and $95 Million as Compared with Previous Range of $80 Million to $95 Million

CAMP HILL, PA (November 8, 2017) . . . Harsco Corporation (NYSE: HSC) today reported third quarter 2017 results. On a U.S. GAAP ("GAAP") basis, third quarter 2017 diluted earnings per share from continuing operations were $0.16, which included a bad debt expense related to a Metals & Minerals customer that previously entered voluntary administration under Australian law that was not previously included in guidance. This GAAP figure also included an anticipated asset-sale gain of $3.8 million and a number of offsetting expense items, including severance and exit costs as well as professional fees, in the quarter. Excluding this unanticipated bad debt expense, diluted earnings per share from continuing operations in the third quarter of 2017 were $0.20. These figures compare with a GAAP diluted loss per share from continuing operations of $0.41 and diluted earnings per share from continuing operations of $0.14, excluding a non-cash loss related to the Company selling its interest in Brand Energy & Infrastructure Services, in the third quarter of 2016.

GAAP operating income from continuing operations for the third quarter of 2017 was $34 million. Excluding the unanticipated bad debt expense, operating income for the third quarter of 2017 was $39 million, which exceeded the guidance range of $30 million to $37 million previously provided by the Company.

“Each of Harsco’s businesses performed well in the third quarter and I am pleased that our quarterly financial results exceeded guidance,” said President and CEO Nick Grasberger. “Metals & Minerals and Rail results were better than anticipated due to favorable business fundamentals and product mix as well as strong operational execution. The underlying market trends and our internal performance in each of our segments are encouraging. As a result, we have raised the mid-point of our operating income outlook for the full year

2017. Looking ahead, we remain focused on initiatives to drive sustainable growth and operational excellence. We are confident that our actions will strengthen capital returns and create value for shareholders."

Harsco Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2017	Q3 2016
Revenues	$385	$368
Operating income from continuing operations - GAAP	$34	$29
Operating margin from continuing operations - GAAP	8.8%	7.8%
Diluted EPS from continuing operations	$0.16	$(0.41)
Return on invested capital (TTM) - excluding unusual items	10.7%	6.0%

Consolidated Third Quarter Operating Results

Total revenues were $385 million, an increase of 5 percent compared with the prior-year quarter as a result of higher revenues in the Company's Metals & Minerals and Industrial segments. Foreign currency translation positively impacted third quarter 2017 revenues by approximately $6 million compared with the prior-year quarter.

GAAP operating income from continuing operations for the third quarter of 2017 was $34 million, while operating income from continuing operations excluding the unanticipated bad debt expense was $39 million in the third quarter of 2017. These figures compare with operating income of $29 million in the same quarter last year. Operating income in the Industrial and Metals & Minerals segments, excluding the bad debt expense in the third quarter of 2017, improved in comparison with the prior-year quarter, while operating income declined modestly in Rail.

The Company's operating margin was 8.8 percent on a reported basis and 10.0 percent excluding the bad debt expense versus an operating margin of 7.8 percent in the third quarter of 2016.

Third Quarter Business Review

Metals & Minerals

($ in millions)	Q3 2017	Q3 2016	%Change
Revenues	$255	$248	3%
Operating income - GAAP	$24	$24	1%
Operating margin - GAAP	9.5%	9.7%
Customer liquid steel tons (millions)	36.9	34.9	6%

Revenues increased 3 percent to $255 million, as a result mainly of higher steel output and service levels as well as foreign exchange translation. Meanwhile, GAAP operating income in the third quarter of 2017 totaled $24 million and operating income excluding the bad debt expense totaled $29 million, compared with operating income of $24 million in the prior-year period. The 20 percent improvement in operating earnings, excluding the bad debt expense, is mainly attributable to increased underlying demand for mill services and higher contributions from certain Applied Products. The reported operating margin was consistent with the prior year, while the segment's operating margin excluding bad debt expense improved by 160 basis points to 11.3 percent versus last year’s third quarter.

Industrial

($ in millions)	Q3 2017	Q3 2016	%Change
Revenues	$78	$63	23%
Operating income - GAAP	$13	$6	104%
Operating margin - GAAP	16.4%	10.0%

Revenues increased 23 percent to $78 million, principally due to increased demand for air-cooled heat exchangers from U.S. energy customers. Operating income increased to $13 million from $6 million in the prior-year quarter. This increase resulted from improved demand for heat exchangers and improved sales mix, as well as an approximate $4 million asset-sale gain realized from monetizing a grating-fencing facility in Queretaro, Mexico. This property sale had been previously anticipated within annual and quarterly guidance. Finally, the segment’s operating margin increased to 16.4 percent including the asset-sale gain (11.6 percent excluding the gain), from 10.0 percent in the comparable quarter last year.

Rail

($ in millions)	Q3 2017	Q3 2016	%Change
Revenues	$51	$57	(10)%
Operating income - GAAP	$4	$5	(10)%
Operating margin - GAAP	8.1%	8.1%

Revenues decreased 10 percent to $51 million as lower equipment shipments offset higher after-market parts and contract services revenues compared with the prior-year quarter. Operating income totaled $4 million in the third quarter of 2017, which represented a modest year-over-year decline as higher parts and services contributions and more favorable product-sales mix offset the impact of lower equipment demand. As a result, the segment's operating margin of 8.1 percent was consistent with the operating margin in the third quarter of 2016.

Cash Flow

Net cash provided by operating activities totaled $36 million in the third quarter of 2017, compared with $76 million in the prior-year period. Further, free cash flow was $22 million in the third quarter of 2017, compared with $60 million in the prior-year period. The year-over-year change in free cash flow reflects lower net cash from operating activities principally as a result of increased inventory to support large contracts and fewer customer advances in Rail, which had been anticipated.

2017 Outlook

The Company's 2017 Outlook range is updated to reflect recent performance and current expectations for the final quarter of 2017. For the full-year, adjusted operating income guidance for Metals & Minerals is increased to reflect higher service levels, a more favorable services mix, higher commodity prices and recent foreign exchange rates. As a result, it is anticipated that operational savings, new sites and services, higher customer steel output, and increased commodities prices will support an increase in adjusted operating income in Metals & Minerals for the year compared with 2016.

The outlooks for the remaining business segments are generally unchanged from previous guidance. For Industrial, higher demand for heat exchangers from U.S. energy customers is expected to drive an increase in operating income for the year. Meanwhile, third-quarter timing benefits in Rail are to reverse in the current quarter, and as a result, adjusted operating income in Rail is still expected to modestly decline from 2016 as higher international demand for equipment and parts as well as Protran technologies is anticipated to be fully offset by weaker demand in the North American market. Lastly, Corporate spending is projected to increase compared with 2016 largely as a result of higher pension and other benefit program costs as well as professional fees.

Key highlights in the Outlook are included below.

Full Year 2017

•	GAAP operating income for the full year is expected to range from $132 million to $137 million; compared with GAAP operating income of $63 million in 2016.

•
Adjusted operating income for the full year is expected to range from $137 million to $142 million; this compares with guidance of $125 million to $140 million previously and adjusted operating income of $116 million in 2016.

•
Free cash flow is expected in the range of $85 million to $95 million, including net capital expenditures of between $85 million and $95 million; compared with free cash flow guidance of $80 million to $95 million previously and $100 million in 2016.

•	Net interest expense is forecasted to range from $46 million to $47 million.

•	The effective tax rate is expected to range from 36 percent to 38 percent.

•	GAAP earnings per share from continuing operations for the full year are expected in the range of $0.61 to $0.65; compared with GAAP loss per share of $1.07 in 2016.

•
Adjusted earnings per share from continuing operations for the full year are currently expected in the range of $0.65 to $0.69; this compares with guidance of $0.55 to $0.69 previously and adjusted earnings per share of $0.48 per share in 2016.

•	Adjusted return on invested capital is expected to range from 9.5 percent to 10.5 percent; compared with 6.9 percent in 2016.

Q4 2017

•	Adjusted operating income of $28 million to $33 million; compared with GAAP operating income of $24 million and adjusted operating income of $28 million in the prior-year quarter.

•	Adjusted earnings per share from continuing operations of $0.11 to $0.15; compared with a GAAP loss per share of $0.19 and adjusted earnings per share of $0.16 in the prior-year quarter.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 60474061. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through November 22, 2017 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs;(3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) implementation of environmental remediation matters; (18) risk and uncertainty associated with intangible assets; and (19) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2016. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

# # #

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Nine Months Ended
	September 30			September 30
(In thousands, except per share amounts)	2017		2016	2017		2016
Revenues from continuing operations:
Service revenues	$246,144		$239,057	$738,059		$714,177
Product revenues	138,509		128,730	414,033		376,824
Total revenues	384,653		367,787	1,152,092		1,091,001
Costs and expenses from continuing operations:
Cost of services sold	193,314		192,812	574,905		574,137
Cost of products sold	96,469		93,499	296,062		312,131
Selling, general and administrative expenses	61,221		50,249	171,968		150,553
Research and development expenses	936		910	3,096		2,748
Other (income) expenses, net	(1,237)		1,741	1,729		12,111
Total costs and expenses	350,703		339,211	1,047,760		1,051,680
Operating income from continuing operations	33,950		28,576	104,332		39,321
Interest income	610		673	1,615		1,760
Interest expense	(12,123)		(13,756)	(36,181)		(39,924)
Change in fair value to the unit adjustment liability and loss on dilution and sale of equity method investment	—		(44,788)	—		(58,494)
Income (loss) from continuing operations before income taxes and equity income	22,437		(29,295)	69,766		(57,337)
Income tax expense	(8,270)		(5,079)	(25,757)		(14,913)
Equity income of unconsolidated entities, net	—		3,205	—		5,686
Income (loss) from continuing operations	14,167		(31,169)	44,009		(66,564)
Discontinued operations:
Income (loss) on disposal of discontinued business	(578)		(592)	(538)		1,788
Income tax benefit (expense) related to discontinued business	207		217	193		(661)
Income (loss) from discontinued operations	(371)		(375)	(345)		1,127
Net income (loss)	13,796		(31,544)	43,664		(65,437)
Less: Net income attributable to noncontrolling interests	(498)		(1,443)	(2,438)		(4,592)
Net income (loss) attributable to Harsco Corporation	$13,298		$(32,987)	$41,226		$(70,029)
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$13,669		$(32,612)	$41,571		$(71,156)
Income (loss) from discontinued operations, net of tax	(371)		(375)	(345)		1,127
Net income (loss) attributable to Harsco Corporation common stockholders	$13,298		$(32,987)	$41,226		$(70,029)

Weighted-average shares of common stock outstanding	80,637		80,379	80,519		80,318
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.17		$(0.41)	$0.52		$(0.89)
Discontinued operations	—		—	—		0.01
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.16	(a)	$(0.41)	$0.51	(a)	$(0.87)	(a)
Diluted weighted-average shares of common stock outstanding	83,136		80,379	82,753		80,318
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.16		$(0.41)	$0.50		$(0.89)
Discontinued operations	—		—	—		0.01
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.16		$(0.41)	$0.50		$(0.87)	(a)
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	September 30 2017	December 31 2016
ASSETS
Current assets:
Cash and cash equivalents	$59,544	$69,831
Restricted cash	5,819	2,048
Trade accounts receivable, net	279,232	236,554
Other receivables	22,647	21,053
Inventories	227,008	187,681
Other current assets	35,825	33,108
Total current assets	630,075	550,275
Property, plant and equipment, net	479,141	490,255
Goodwill	399,916	382,251
Intangible assets, net	39,340	41,567
Deferred income tax assets	108,754	106,311
Other assets	13,767	10,679
Total assets	$1,670,993	$1,581,338
LIABILITIES
Current liabilities:
Short-term borrowings	$5,668	$4,259
Current maturities of long-term debt	15,569	25,574
Accounts payable	123,290	107,954
Accrued compensation	50,367	46,658
Income taxes payable	8,668	4,301
Insurance liabilities	11,616	11,850
Advances on contracts and other customer advances	126,019	117,329
Other current liabilities	144,649	109,748
Total current liabilities	485,846	427,673
Long-term debt	602,673	629,239
Insurance liabilities	24,097	25,265
Retirement plan liabilities	305,330	319,597
Other liabilities	43,029	42,001
Total liabilities	1,460,975	1,443,775
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	141,093	140,625
Additional paid-in capital	178,287	172,101
Accumulated other comprehensive loss	(581,551)	(606,722)
Retained earnings	1,191,205	1,150,688
Treasury stock	(761,998)	(760,391)
Total Harsco Corporation stockholders’ equity	167,036	96,301
Noncontrolling interests	42,982	41,262
Total equity	210,018	137,563
Total liabilities and equity	$1,670,993	$1,581,338

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$13,796	$(31,544)	$43,664	$(65,437)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	31,024	32,548	91,519	98,284
Amortization	1,981	4,077	5,989	10,003
Change in fair value to the unit adjustment liability and loss on dilution and sale of equity method investment	—	44,788	—	58,494
Contract estimated forward loss provision for Harsco Rail Segment	—	—	—	40,050
Deferred income tax expense (benefit)	(1,415)	842	2,018	(2,015)
Equity in income of unconsolidated entities, net	—	(3,205)	—	(5,686)
Dividends from unconsolidated entities	74	—	93	16
Other, net	(3,141)	40	2,567	1,911
Changes in assets and liabilities:
Accounts receivable	16,173	1,044	(26,633)	4,055
Inventories	(23,816)	(504)	(30,112)	(24,295)
Accounts payable	4,786	5,568	9,045	(10,740)
Accrued interest payable	121	6,281	287	6,245
Accrued compensation	5,344	3,244	979	4,481
Advances on contracts and other customer advances	(5,055)	16,461	(6,534)	15,352
Retirement plan liabilities, net	(6,669)	(3,280)	(17,890)	(17,151)
Other assets and liabilities	2,923	(187)	7,913	(8,721)
Net cash provided by operating activities	36,126	76,173	82,905	104,846
Cash flows from investing activities:
Purchases of property, plant and equipment	(23,431)	(17,770)	(64,131)	(49,946)
Proceeds from sales of assets	9,212	2,063	10,746	7,178
Purchases of businesses, net of cash acquired	—	—	—	(26)
Proceeds from sale of equity investment	—	165,640	—	165,640
Other investing activities, net	280	7,674	4,450	7,058
Net cash provided (used) by investing activities	(13,939)	157,607	(48,935)	129,904
Cash flows from financing activities:
Short-term borrowings, net	(387)	(3,476)	1,915	(1,527)
Current maturities and long-term debt:
Additions	2,000	816	26,000	50,835
Reductions	(18,533)	(200,160)	(65,245)	(275,768)
Cash dividends paid on common stock	—	—	—	(4,105)
Dividends paid to noncontrolling interests	(14)	—	(1,783)	(1,702)
Purchase of noncontrolling interests	(3,412)	—	(3,412)	(4,731)
Stock-based compensation - Employee taxes paid	(281)	—	(1,607)	(91)
Deferred pension underfunding payment to unconsolidated affiliate	—	(20,640)	—	(20,640)
Proceeds from cross-currency interest rate swap termination	—	—	—	16,625
Deferred financing costs	—	(51)	(42)	(946)
Other financing activities, net	(2)	—	(370)	—
Net cash used by financing activities	(20,629)	(223,511)	(44,544)	(242,050)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	1,029	404	4,058	7,455
Net increase (decrease) in cash and cash equivalents, including restricted cash	2,587	10,673	(6,516)	155
Cash and cash equivalents, including restricted cash, at beginning of period	62,776	69,238	71,879	79,756
Cash and cash equivalents, including restricted cash, at end of period	$65,363	$79,911	$65,363	$79,911

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	September 30, 2017		September 30, 2016
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$255,163	$24,327	$247,691	$24,066
Harsco Industrial	78,318	12,864	63,422	6,312
Harsco Rail	51,134	4,161	56,674	4,599
Corporate	38	(7,402)	—	(6,401)
Consolidated Totals	$384,653	$33,950	$367,787	$28,576

	Nine Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2016
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$761,503	$82,933	$730,923	$61,934
Harsco Industrial	217,766	24,819	191,561	20,083
Harsco Rail	172,716	18,108	168,517	(22,443)
Corporate	107	(21,528)	—	(20,253)
Consolidated Totals	$1,152,092	$104,332	$1,091,001	$39,321

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
Diluted earnings (loss) per share from continuing operations as reported	$0.16	$(0.41)	$0.50	$(0.89)
Harsco Metals & Minerals Segment bad debt expense (a)	0.06	—	0.06	—
Net loss on dilution and sale of equity method investment (b)	—	0.54	—	0.67
Harsco Rail Segment forward contract loss provision (c)	—	—	—	0.50
Harsco Metals & Minerals Segment site exit charges and underperforming contract charges (d)	—	—	—	0.06
Harsco Metals & Minerals Segment separation costs (e)	—	—	—	0.04
Expense of deferred financing costs (f)	—	0.01	—	0.01
Taxes on above unusual items (g)	(0.02)	—	(0.02)	(0.08)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.20	$0.14	$0.54	$0.32	(h)

(a)	Bad debt expense incurred in the Harsco Metals & Minerals Segment (Q3 and nine months 2017 $4.6 million pre-tax).

(b)	Loss on the dilution and sale of the Company's investment in Brand Energy & Infrastructure Services recorded at Corporate (Q3 2016 $43.5 million pre-tax, nine months 2016 $53.8 million pre-tax).

(c)	Harsco Rail Segment forward contract loss provision related to the Company's contracts with the federal railway system of Switzerland (nine months 2016 $40.1 million pre-tax)

(d)	Harsco Metals & Minerals Segment charges primarily attributable to site exit and underperforming contract costs (nine months 2016 $5.1 million pre-tax).

(e)	Costs associated with Harsco Metals & Minerals Segment separation recorded at Corporate (nine months 2016 $3.3 million pre-tax).

(f)	Expense of deferred financing costs associated with the Company's repayment of approximately $85 million on its Term Loan Facility recorded at Corporate (Q3 and nine months 2016 $1.1 million pre-tax).

(g)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(h)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2016		2016
Diluted loss per share from continuing operations as reported	$(0.19)		$(1.07)
Net loss on dilution and sale of equity investment (a)	—		0.66
Harsco Rail Segment forward contract loss provision (b)	0.06		0.56
Loss on early extinguishment of debt (c)	0.43		0.44
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (d)	—		0.06
Harsco Metals & Minerals Segment separation costs (e)	—		0.04
Expense of deferred financing costs (f)	—		0.01
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation (g)	(0.01)		(0.01)
Taxes on above unusual items (h)	(0.14)		(0.21)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.16	(i)	$0.48

(a)	Loss on the dilution and sale of the Company's investment in Brand Energy & Infrastructure Services recorded at Corporate (Full year 2016 $53.8 million pre-tax).

(b)
Harsco Rail Segment forward contract loss provision related to the Company's contracts with the federal railway system of Switzerland (Q4 2016 $5.0 million pre-tax, Full year 2016 $45.1 million pre-tax).

(c)	Loss on early extinguishment of debt recorded at Corporate (Q4 and Full year 2016 $35.3 million pre-tax).

(d)	Harsco Metals & Minerals Segment charges primarily attributable to site exit and underperforming contract costs (Full year 2016 $5.1 million pre-tax).

(e)	Costs associated with Harsco Metals & Minerals Segment separation recorded at Corporate (Full year 2016 $3.3 million pre-tax).

(f)	Expense of deferred financing costs associated with the Company's repayment of approximately $85 million on its Term Loan Facility recorded at Corporate (Full year 2016 $1.1 million pre-tax).

(g)	Harsco Metals & Minerals Segment gain related to the liquidation of cumulated translation adjustment related to an exited country (Q4 and Full year 2016 $1.2 million pre-tax).

(h)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(i)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING UNUSUAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2017:
Adjusted operating income (loss) as reported	$28,916	$12,864	$4,161	$(7,402)	$38,539
Revenues as reported	$255,163	$78,318	$51,134	$38	$384,653
Operating margin (%)	11.3%	16.4%	8.1%		10.0%

Three Months Ended September 30, 2016:
Operating income (loss) as reported (a)	$24,066	$6,312	$4,599	$(6,401)	$28,576
Revenues as reported	$247,691	$63,422	$56,674	$—	$367,787
Operating margin (%)	9.7%	10.0%	8.1%		7.8%

Nine Months Ended September 30, 2017:
Adjusted operating income (loss) as reported	$87,522	$24,819	$18,108	$(21,528)	$108,921
Revenues as reported	$761,503	$217,766	$172,716	$107	$1,152,092
Operating margin (%)	11.5%	11.4%	10.5%		9.5%

Nine Months Ended September 30, 2016:
Adjusted operating income (loss) excluding unusual items	$67,034	$20,083	$17,607	$(16,966)	$87,758
Revenues as reported	$730,923	$191,561	$168,517	$—	$1,091,001
Adjusted operating margin (%) excluding unusual items	9.2%	10.5%	10.4%		8.0%

(a)	No unusual items were excluded from operating income in the three months ended September 30, 2016.

The Company’s management believes Adjusted operating margin (%) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2017:
Operating income (loss) as reported	$24,327	$12,864	$4,161	$(7,402)	$33,950
Harsco Metals & Minerals bad debt expense	4,589	—	—	—	4,589
Adjusted operating income (loss), excluding unusual items	$28,916	$12,864	$4,161	$(7,402)	$38,539
Revenues as reported	$255,163	$78,318	$51,134	$38	$384,653

Three Months Ended September 30, 2016:
Operating income (loss) as reported (a)	$24,066	$6,312	$4,599	$(6,401)	$28,576
Revenues as reported	$247,691	$63,422	$56,674	$—	$367,787

(a)	No unusual items were excluded in the three months ended September 30, 2016.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Nine Months Ended September 30, 2017:
Operating income (loss) as reported	$82,933	$24,819	$18,108	$(21,528)	$104,332
Harsco Metals & Minerals bad debt expense	4,589	—	—	—	4,589
Adjusted operating income (loss), excluding unusual items	$87,522	$24,819	$18,108	$(21,528)	$108,921
Revenues as reported	$761,503	$217,766	$172,716	$107	$1,152,092

Nine Months Ended September 30, 2016:
Operating income (loss) as reported	$61,934	$20,083	$(22,443)	$(20,253)	$39,321
Harsco Rail Segment forward contract loss provision	—	—	40,050	—	40,050
Harsco Metals & Minerals Segment site exit charges	5,100	—	—	—	5,100
Harsco Metals & Minerals Segment separation costs	—	—	—	3,287	3,287
Adjusted operating income (loss) excluding unusual items	$67,034	$20,083	$17,607	$(16,966)	$87,758
Revenues as reported	$730,923	$191,561	$168,517	$—	$1,091,001

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2016:
Operating income (loss) as reported	$19,700	$3,099	$4,916	$(3,567)	$24,148
Harsco Rail Segment forward contract loss provision	—	—	5,000	—	5,000
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)	—	—	—	(1,157)
Operating income (loss), excluding unusual items	$18,543	$3,099	$9,916	$(3,567)	$27,991
Revenues as reported	$234,617	$55,981	$69,590	$34	$360,222

(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2016:
Operating income (loss) as reported	$81,634	$23,182	$(17,527)	$(23,820)	$63,469
Harsco Rail Segment forward contract loss provision	—	—	45,050	—	45,050
Harsco Metals & Minerals Segment site exit	5,100	—	—	—	5,100
Harsco Metals & Minerals Segment separation costs	—	—	—	3,287	3,287
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)	—	—	—	(1,157)
Adjusted operating income (loss), excluding unusual items	$85,577	$23,182	$27,523	$(20,533)	$115,749
Revenues as reported	$965,540	$247,542	$238,107	$34	$1,451,223

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2017	2016	2017	2016
Net cash provided by operating activities	$36,126	$76,173	$82,905	$104,846
Less capital expenditures	(23,431)	(17,770)	(64,131)	(49,946)
Plus capital expenditures for strategic ventures (a)	36	17	432	112
Plus total proceeds from sales of assets (b)	9,212	2,063	10,746	7,178
Free cash flow	$21,943	$60,483	$29,952	$62,190

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2016
Net cash provided by operating activities	$159,876
Less capital expenditures	(69,340)
Plus capital expenditures for strategic ventures (a)	170
Plus total proceeds from sales of assets (b)	9,305
Free cash flow	$100,011

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2017
(In millions)	Low	High
Net cash provided by operating activities	$180	$180
Less capital expenditures	(101)	(92)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	6	7
Free Cash Flow	$85	$95

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Trailing Twelve Months for Period Ended September 30
(In thousands)	2017	2016
Income (loss) from continuing operations	$30,151	$(73,896)
Unusual items:
Loss on early extinguishment of debt	35,337	—
Net loss on dilution and sale of equity investment	—	53,822
Harsco Rail Segment forward contract loss provision	5,000	40,050
Harsco Metals & Minerals Segment bad debt expense	4,589	—
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)	—
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (b)	—	11,499
Harsco Metals & Minerals Segment separation costs	—	11,456
Harsco Metals & Minerals Segment Project Orion charges	—	5,070
Expense of deferred financing costs	—	1,125
Harsco Metals & Minerals Segment contract termination charges	—	(253)
Taxes on above unusual items (c)	(12,615)	(9,962)
Net income from continuing operations, as adjusted	61,305	38,911
After-tax interest expense (d)	30,140	32,546

Net operating profit after tax as adjusted	$91,445	$71,457

Average equity	$194,242	$304,532
Plus average debt	656,437	881,077
Average capital	$850,679	$1,185,609

Return on invested capital excluding unusual items	10.7%	6.0%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion's focus on underperforming contracts (Twelve months ended September 30, 2016 $11.5 million pre-tax which includes $1.3 million of pre-tax gains).

(c)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(d)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET LOSS FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
Year Ended December 31
(In thousands)	2016
Loss from continuing operations	$(80,422)
Unusual items:
Net loss on dilution and sale of equity investment	53,822
Harsco Rail Segment forward contract loss provision	45,050
Loss on early extinguishment of debt	35,337
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	5,100
Harsco Metals & Minerals Segment separation costs	3,287
Expense of deferred financing costs	1,125
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)
Taxes on above unusual items (b)	(17,335)
Net income from continuing operations, as adjusted	44,807
After-tax interest expense (c)	31,790

Net operating profit after tax as adjusted	$76,597

Average equity	$290,995
Plus average debt	821,559
Average capital	$1,112,554

Return on invested capital excluding unusual items	6.9%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.